EXHIBIT 10.15

                                      NOTE

$500,000.00                                                  September 5, 2001


         FOR VALUE RECEIVED, RMU MANAGEMENT LLC, having an office at 52 Lanark Road, Stamford, Connecticut 06902 ("RMU"), promises to pay to i3 MOBILE, INC., a Delaware corporation having an office at 181 Harbor Drive, Stamford, Connecticut 06902 ("i3 Mobile"), or order, on the first anniversary of the date hereof the principal sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00), in lawful money of the United States of America, together with interest on the unpaid principal sum at an annual rate equal to the Prime rate of interest published in The Wall Street Journal plus two percent.

         All payments under this Note shall be payable to i3 Mobile at its office or at such other place as i3 Mobile shall notify RMU in writing.

         RMU shall have the right, at any time and from time to time, to prepay all or any part of this Note without premium or penalty.

         There is delivered herewith as collateral security for the performance of RMU's obligations hereunder certificates representing Five Hundred Thousand (500,000) shares of i3 Mobile's Common Stock owned by RMU (the "Shares") pursuant to that certain Security Agreement of even date herewith by and between i3 Mobile and RMU with full authority to have Shares with a market value equal to all amounts due hereunder transferred to i3 Mobile on its books upon default in the performance of RMU's obligations hereunder, and any transfer so made shall operate to discharge RMU from all obligations hereunder.

         RMU hereby waives presentment, protest, demand, diligence, notice of dishonor and of nonpayment.

         This Note shall be governed by and construed according to the laws of the State of Connecticut (without giving effect to conflicts of law).

         This Note shall be binding upon and inure to the benefit of the heirs, representatives, successors or assigns of the parties hereto.

         IN WITNESS WHEREOF, this Note has been duly executed by RMU on the day and year first above written.

                                                     RMU MANAGEMENT LLC


                                                     By:   /s/ Robert M. Unnold
                                                           --------------------
                                                              Robert M. Unnold
                                                              Managing Member